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                                                                   EXHIBIT 10.65

                          ALLIED WASTE INDUSTRIES, INC.
                        RESTRICTED STOCK UNITS AGREEMENT
                         (UNDER THE AMENDED AND RESTATED
                           1991 INCENTIVE STOCK PLAN)

      THIS RESTRICTED STOCK UNITS AGREEMENT ("Agreement") is dated _________________________ ("Date of Conversion"), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Company"), and
_____________________________ ("Grantee"):

                                R E C I T A L S:

      The Company has adopted the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as most recently amended and restated effective February 5, 2004 ("Plan"), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

      The Company and Grantee previously entered into a Performance-Accelerated Restricted Stock Agreement ("PARSAP Agreement"), whereby Company granted to Grantee ____________ shares of Restricted Stock ("PARSAP Shares") on __________________ ("Date of Grant").

      The Management Development/Compensation Committee of the Board of Directors ("Committee") has determined that it would be in the best interests of the Company and its stockholders to permit Grantee to convert Grantee's PARSAP Shares into units of Restricted Stock ("Restricted Stock Units" or "Award RSUs"), and Grantee has elected to convert Grantee's PARSAP Shares into RSUs.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Conversion of PARSAP Shares to Restricted Stock Units. Grantee's PARSAP Shares are hereby converted into ____________ units of Restricted Stock ("Award RSUs"). Grantee's PARSAP Agreement is hereby null and void, and Grantee's Award RSUs shall be subject to the terms and conditions contained in this RSU Agreement and in the Plan. Each Award RSU shall represent Grantee's right to receive one share of the Company's common stock, par value $.01 per share (the "Common Stock").

2. Vesting. Except as otherwise provided herein, Grantee shall become vested in the Award RSUs according to the following schedule: 0% vested interest until six years from the Date of Grant, then 20% vested at six years and each year thereafter until 100% vested at ten years from the Date of Grant.
Notwithstanding the foregoing, vesting will be accelerated upon the

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Company's attaining certain performance goals, as specified in Paragraph 3 below, or upon a Change in Control, as specified in Paragraph 13 below. Vesting also may be accelerated upon the occurrence of certain events, as specified in Paragraph 5 below.

3. Performance Goals.

      (a) Vesting of all or a portion of the Award RSUs may be accelerated due to the achievement of predetermined performance goals during the third to fifth years following the Date of Grant (the calendar years ending December 31, 2002, December 31, 2003, and December 31, 2004). The goal will be a targeted implied equity value per share. It will be determined using an implied market value multiple times EBITDA, minus debt, to arrive at an implied equity value, divided by the number of shares outstanding, to establish the implied equity value per share. Once any portion of the Award RSUs is vested as the result of the attainment of the performance goals, such portion shall not be subject to forfeiture. The specific performance criteria are described in Schedule A attached to this Agreement.

      (b) For purposes of this Agreement:

            (i) "EBITDA" is based on the information reported in the Company's financial statements, as approved by the Compensation Committee of the Company's Board of Directors;

            (ii) "fully diluted shares" means the aggregate of all issued and outstanding shares of the Company's Common Sock, shares of Common Stock issuable upon the vesting or payment of awards or exercise of options under any employee benefit plan, including the Plan, shares of Common Stock otherwise available or reserved for issuance under employee benefit plans, including the Plan, and shares of Common Stock issuable upon conversion or exercise of any outstanding convertible securities, warrants or options (for these purposes, shares of the Company's Series A Senior Convertible Preferred Stock are deemed convertible into shares of Common Stock); and

            (iii) "debt" means all interest-bearing debt of the Company as of the end of the relevant fiscal year.

      (c) The target equity value per share, for purposes of this Paragraph 3 shall be adjusted for any stock dividend, stock split, or recapitalization of the Company.

4. Issue Date. Subject to Grantee's right to postpone the Issue Date pursuant to the terms of the Plan and Paragraph 8 below, the Issue Date for each Award RSU shall be the date on which such RSU vests in accordance with Paragraph 2, 3, 5 or 13.

5. Effect of Termination of Employment. Except as may be otherwise specifically provided in this Agreement, if Grantee's employment with the Company is terminated for any reason, all unvested Award RSUs at the time of Grantee's termination of employment shall be forfeited upon Grantee's date of termination. If Grantee's employment with the Company is terminated as

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the result of his Retirement, or by the Company without Cause, at any time after
December 31, 2004, any unvested Award RSUs at the time of Grantee's termination of employment shall become vested on a pro rata basis, based on the number of full calendar months completed since the Date of Grant, as a fraction of the 10-year period following the Date of Grant. If Grantee's employment with the Company is terminated as the result of his Disability or death, any unvested Award RSUs shall become fully and immediately vested. Those Award RSUs for which vesting is not accelerated pursuant to the terms of this Paragraph 5 or of Paragraph 13 shall be forfeited upon Grantee's date of termination; provided, however, that the Committee, in its discretion, may decide to accelerate the vesting of any otherwise forfeitable Award RSUs. If Grantee's termination of employment is due to his death, Grantee's Common Stock will be issued to Grantee's beneficiary.

6. Rights as Stockholder. Grantee shall not be entitled to any of the rights of a stockholder with respect to the Award RSUs (including the right to vote such shares and to receive dividends and other distributions) unless and until the certificate for shares of Common Stock issuable upon an applicable Issue Date are issued. Notwithstanding the foregoing, if the Company pays a cash dividend on its Common Stock while Grantee's Award RSUs are still outstanding (i.e., before shares of Common Stock have been issued), Grantee will be credited with additional units of Restricted Stock ("Additional RSUs") in an amount equal to the total number of outstanding whole Award RSUs multiplied by the dollar amount of the cash dividend paid per share, divided by the Fair Market Value per share. Moreover, if the Company pays a stock dividend on its Common Stock while Grantee's Award RSUs are still outstanding (i.e., before shares of Common Stock have been issued), Grantee will be credited with Additional RSUs in an amount equal to the total number of outstanding whole Award RSUs multiplied by the share dividend paid per share. Any Additional RSUs that are credited will become part of the Award RSUs (and, as such, may be taken into account in determining the outstanding whole number of Award RSUs for purposes of crediting any future dividends) and will be subject to the same terms and conditions that apply to the Award RSUs.

7. Issuance of Shares. Subject to Paragraph 8 below, reasonably promptly after the Issue Date, the Company will provide Grantee with a certificate for the shares of Common Stock issuable on that Issue Date, issued in the Grantee's name. The certificate will be issued for a whole number of shares only. Any fractional share resulting from the payment of dividends will be paid in cash based on the Fair Market Value of such fractional share.

8. Deferral of Award RSUs. Notwithstanding any contrary provisions of this Agreement, if Grantee is eligible to participate in the Allied Waste Industries, Inc. Executive Deferred Compensation Plan ("Deferred Compensation Plan"), then at least one year prior to the vesting of any of the Award RSUs (or, if later, within 30 days of the date of this Agreement), Grantee may, in his discretion, elect to defer the Issue Date for his Award RSUs. If Grantee makes such an election, the Award RSUs subject to that election will be transferred to the Deferred Compensation Plan as of the original Issue Date (i.e, the date shares would have been issued, but for Grantee's election to defer) . Payment will then be subject to the terms of the Deferred Compensation Plan. Notwithstanding an election to defer receipt, if Grantee dies before the Award RSUs are transferred, payment will be made under the Plan (not the Deferred Compensation
Plan) pursuant to the Plan's terms.

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9. Term of Employment. This Agreement does not grant to Grantee any right to continue serving as an employee of the Company.

10. Notices; Deliveries. Any notice of delivery required to be given under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and any notice or delivery to be given to Grantee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

11. Disputes. As a condition of the granting of the Award RSUs, Grantee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, his heirs and personal representatives, and all permitted transferees.

12. Award RSUs Subject to Plan. The Award RSUs granted pursuant to this Agreement are subject to the terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail under all circumstances. Grantee acknowledges that he has received a copy of the Plan on or prior to the Date of Conversion.

13. Acceleration of Vesting Upon Change in Control. Upon the occurrence of a Change in Control of the Company, the Award RSUs shall become fully and immediately vested. If the Change in Control occurs within three years following the Date of Grant and the Fair Market Value of the Company's Common Stock is greater than $18.00 per share as of the date the Change in Control occurs, or if the Fair Market Value of the Company's Common Stock is greater than $50.00 per share as of the date the Change in Control occurs, Grantee shall receive an additional payment to pay any excise taxes, and any income or excise taxes due on those excise taxes paid by the Company, as a result of any accelerated vesting due to the Change in Control. Notwithstanding anything to the contrary contained in the Plan, for purposes of this Agreement, the term "Change in Control" shall mean the occurrence of either of the following events: (a) an acquisition of 50% or more of the Common Stock of the Company (including convertible stock) by a buyer or buyers acting in concert (but not including Apollo or Blackstone), or (b) a sale by Apollo or Blackstone to a single buyer or buyers acting in concert.

14. Tender Offer/Merger; Adjustment of Shares. Notwithstanding anything contained herein to the contrary:

      (a) The Committee, in its discretion (i) may accelerate vesting of all or any portion of the Award RSUs so that the shares of Common Stock issuable upon such vesting can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company or (ii) may provide that all or any portion of the Award RSUs may be surrendered in a merger, consolidation or

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      share exchange involving the Company (other than a transaction that would result in a Change in Control), provided that the securities or other consideration received in exchange thereof shall thereafter be subject to such restrictions and conditions as may be determined by the Committee, in its discretion.

      (b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award RSUs shall be adjusted in a manner deemed appropriate by the Committee to prevent the enlargement or dilution of Grantee's rights under this Agreement.

15. Miscellaneous.

      (a) All decisions of the Committee with respect to any questions arising under the Plan or under this Agreement shall be conclusive.

      (b) Nothing herein contained shall affect Grantee's right to participate in and receive benefits from and in accordance with the then current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.

      (c) Grantee agrees that the Company shall have the right to reduce Grantee's Award RSUs and/or withhold from the shares to be issued for Grantee's Award RSUs an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to the vesting of and/or issuance of shares for such Award RSUs.

      (d) Whenever the term "Grantee" is used herein under circumstances applicable to any other person or persons to whom the Award RSUs, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word "Grantee" shall be deemed to include such person or persons.

      (e) If any provision of this Agreement or of the Plan would disqualify the Agreement or the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or would cause the Agreement or the Plan to not otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Company's Board of Directors.

      (f) Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award RSUs or shares of Common Stock issuable on any Issue Date shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      (g) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

      (h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona.

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      IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any Vice President, and Grantee has hereunder set his hand as of the date first above written, which date is the Date of Grant of the Award RSUs.

ALLIED WASTE INDUSTRIES, INC.                GRANTEE

By_______________________________            ___________________________________
                                             Signature

                                             ___________________________________
                                             Print Name

                                             ___________________________________

                                             ___________________________________
                                             Address

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